                                                                     Exhibit 11

                              UTILICORP UNITED INC.
                        COMPUTATION OF EARNINGS PER SHARE
                     (in millions except per share amounts)



                                                                      Year Ended December 31,
Line                                                              -------------------------------
No.                                                                  1993        1992        1991
- ----                                                              -------------------------------
   EARNINGS AVAILABLE FOR COMMON SHARES:
1  Earnings available for common shares as reported               $  79.5     $  46.0     $  69.8
   Elimination of interest on convertible subordinated
2   debentures, net of tax                                            0.6         0.8         1.5
   Elimination of dividends on cumulative convertible
3   preference stock                                                  4.9         --  (a)     5.4
                                                                  -------     -------     -------
4  Fully Diluted Earnings Available                               $  85.0     $  46.8     $  76.7
                                                                  -------     -------     -------
                                                                  -------     -------     -------

   WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
5  Primary weighted average shares outstanding as reported          40.74       34.93       29.39
   Assumed conversion of convertible subordinated
6   debentures                                                       0.66        0.82        1.50
   Assumed conversion of cumulative convertible
7   preference shares                                                2.87         --  (a)    2.92
                                                                  -------     -------     -------
8  Fully Diluted Weighted Average Shares Outstanding                44.27       35.75       33.81
                                                                  -------     -------     -------
                                                                  -------     -------     -------



   EARNINGS PER COMMON SHARE:
     Primary (1/5)                                                $  1.95     $  1.32     $  2.37
     Fully Diluted (4/8)                                             1.92        1.31        2.27


(a) The effect of this item was determined to be anti-dilutive. Accordingly, it was excluded from the fully diluted earnings per share computation.
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